UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth under this Item 2.03 is being reported pursuant to Item 2.03(a) of Form 8-K relating to the creation of a direct financial obligation.

      On May 2, 2005, Centex Home Equity Company, LLC (“CHEC”), an indirect, wholly-owned subsidiary of Centex Corporation (“Centex”), established a facility for the sale, pooling and securitization, on a revolving basis, of reimbursement receivables relating to advances made and to be made by CHEC in the ordinary course of business in its capacity as a servicer of mortgage loans. The facility will allow CHEC to raise funds from the sale of the reimbursement receivables to use for its general corporate purposes. The facility is structured in a manner customary for transactions of this type, as described below:

      (a) CHEC entered into a Receivables Purchase Agreement with Centex Home Equity Advance Receivables Company, LLC, (the “Depositor”), a special purpose, bankruptcy-remote wholly-owned subsidiary of CHEC, pursuant to which CHEC will sell to the Depositor from time to time, in exchange for a combination of cash and a note receivable, the contractual right to be reimbursed for the following advances (“Advances”) made by CHEC as a mortgage loan servicer under designated pooling and servicing agreements, sale and servicing agreements, servicing agreements or similar agreements pursuant to which CHEC is servicing mortgage loans (“Servicing Agreements”): (1) advances made from time to time by CHEC, as servicer, of delinquent mortgage loan interest and/or principal that has not been timely paid by mortgagors; and (2) advances made from time to time by CHEC, as servicer, to pay expenses associated with the preservation of mortgaged property or the liquidation of defaulted mortgage loans (the contractual rights to reimbursement for Advances herein called the “Receivables”);

      (b) the Depositor entered into a Receivables Transfer and Pooling Agreement with Centex Home Equity Advance Receivables Company, Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), pursuant to which the Depositor will sell and/or contribute to the Issuer from time to time, in exchange for preference shares of the Issuer and the Notes referred to in clause (c) below, all Receivables acquired by the Depositor from CHEC under the Receivables Purchase Agreement;

      (c) the Issuer entered into an Indenture with CHEC, as seller, servicer and administrator, the Depositor, as depositor, and JPMorgan Chase Bank, National Association, as indenture trustee (the “Indenture Trustee”), pursuant to which (1) the Issuer will issue from time to time one or more series or classes of debt securities, designated as Variable Funding Notes and Term Notes (the “Notes”), as provided in a supplement to the Indenture authorizing the particular series or class of Notes; (2) the Issuer pledges to the Indenture Trustee the Receivables acquired by the Issuer from the Depositor under the Receivables Transfer and Pooling Agreement and certain other related collateral to secure the obligations of the Issuer under the Notes; and (3) CHEC, as servicer, will collect and remit to the Indenture Trustee the amounts received under the Servicing Agreements on or with respect to mortgage loans representing reimbursement of Advances;

      (d) CHEC, the Depositor, the Issuer, the Indenture Trustee and an investment bank, as administrative agent, entered into a supplement to the Indenture to create and provide for the issuance by the Issuer of a series of Variable Funding Notes designated as the “Centex Home Equity Advance Receivables Company, Ltd. Advance Receivables Backed Notes, Series 2005-1” in an initial maximum revolving principal amount of $100,000,000, which Notes have been rated by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. (the “Series 2005-1 Notes”); and

      (e) CHEC, the Depositor, the Issuer, a securitization conduit, as purchaser (the “Purchaser”), and an investment bank, as administrative agent, entered into a VFN Purchase Agreement pursuant to which the Depositor sold to the Purchaser the Series 2005-1 Notes, and the Purchaser agreed, subject to the terms and conditions of the VFN Purchase Agreement, to make fundings of principal under the Series 2005-1 Notes during the pre-amortization period of the Series 2005-1 Notes, as requested from time to time by the Issuer.

      Generally, under the agreements described above, the cash proceeds received from the sale of Term Notes or from fundings made under Variable Funding Notes will be used by the Issuer to pay to the Depositor distributions on the preference shares of the Issuer owned by the Depositor, which distributions will then be used by the Depositor to pay to CHEC the purchase price of the Receivables sold by CHEC to the Depositor.

      The Notes will represent obligations of the Issuer only and will not be guaranteed by or represent interests in or obligations of Centex or CHEC. The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes will be subject to the allocation and payment provisions of the Indenture and the applicable Indenture supplements and will be limited in recourse to the trust estate established by the Issuer under the Indenture for the benefit of the holders of the Notes, which trust estate will consist of all right, title and interest of the Issuer in the Receivables acquired by it from the Depositor, all amounts received or receivable with respect to such Receivables and certain other related collateral pledged by the Issuer to the Indenture Trustee.

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Accordingly, principal and interest payments on the Notes will be dependent upon the payments received on the Receivables. Credit enhancement for the facility will be provided by overcollateralization and a cash reserve account established for each series or class of Notes.

      The Series 2005-1 Notes have a maximum revolving principal amount of $100,000,000, which means that the total amount of fundings under the Series 2005-1 Notes outstanding at any time may not exceed $100,000,000. The interest rate for the Series 2005-1 Notes is a fluctuating rate of interest equal to (i) for principal balances funded through the issuance by the holder of the Series 2005-Notes of asset-backed commercial paper, a rate based on the cost of funds associated with such commercial paper, plus an applicable margin, or (ii) for principal balances funded in another manner, one-month LIBOR plus an applicable margin or, under certain circumstances where such balances could not be funded with U.S. dollars obtained in the London interbank market, a designated base rate (relating to the higher of a bank prime rate and the federal funds rate) plus an applicable margin.

      The stated maturity date of the Series 2005-1 Notes is five years following the end of the pre-amortization period of the Series 2005-1 Notes. The pre-amortization period of the Series 2005-1 Notes ends on the 364th day following the date of issuance of the Series 2005-1 Notes, provided that such period may be extended for successive 364 day periods by mutual agreement of the Depositor, the Issuer and the holders of the Series 2005-1 Notes. Interest and any required or voluntary payments of principal on the Series 2005-1 Notes are scheduled to be paid monthly on the fourth business day of the month, and voluntary payments of principal may also be made on certain interim payment dates during a month. Principal on the Series 2005-1 Notes is required to be paid, in accordance with the allocation provisions of the Indenture, during the amortization period of the Series 2005-1 Notes, which period begins upon the termination of the pre-amortization period of the Series 2005-1 Notes (whether by expiration or caused by an early amortization event) and ends when the Series 2005-1 Notes are paid in full.

      Under the Indenture, early amortization events, for each outstanding series or class of Notes, include, among other things, (i) the occurrence of an event of default under the Indenture, (ii) the withdrawal or reduction below a specified level of the rating of the Notes by the applicable note rating agency, (iii) the failure to maintain at a required level the cash reserve account for the Notes and (iv) the occurrence of certain servicer termination events under the Servicing Agreements included in the facility representing a certain percentage of all the Servicing Agreements then included in the facility. The Indenture includes customary events of default for a facility of this nature, including (i) default in the payment of interest on the Notes or the failure to pay the Notes on the applicable stated maturity date, (ii) a material breach by CHEC, the Depositor or the Issuer of its representations, warranties or covenants in the transaction documents, (iii) certain bankruptcy events relating to CHEC, the Depositor or the Issuer and (iv) the failure of certain collateral tests provided in the Indenture.

      The holders of the Notes will have no recourse for non-payment to Centex or CHEC. However, CHEC and the Depositor will be liable to the Issuer for customary representations regarding the Advances and the Receivables. In addition, for financial accounting purposes, the obligations evidenced by the Notes will be reflected as either short-term or long-term indebtedness of Centex on a consolidated basis. The Series 2005-1 Notes will be reflected as long-term indebtedness of Centex on a consolidated basis.

      The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold except pursuant to an applicable exemption from registration requirements. The Notes will be offered and sold only to (i) Qualified Institutional Buyers within the meaning of Rule 144A under the Act, (ii) Institutional Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act or (iii) other qualified investors pursuant to another applicable exemption from the registration requirements of the Act.

      THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE NOTES.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
	By:	/s/ BRIAN J. WORAM
		Name:	Brian J. Woram
		Title:	Senior Vice President and Chief Legal Officer

Date: May 6, 2005

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